Exhibit 99.1

Additional information and where to find it

McAfee intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of McAfee. Before making any voting or investment decision with respect to the merger, investors and stockholders of McAfee are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by McAfee with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at McAfee’s website at www.McAfee.com (click on “Investor Information”, then on “SEC Filings”), or from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, or by telephone at (408) 346-5223.

Participants in the Solicitation

McAfee and Intel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from McAfee stockholders in connection with the merger. Information about Intel’s directors and executive officers is set forth in Intel’s 2010 proxy statement on Schedule 14A filed with the SEC on April 2, 2010 and its Annual Report on Form 10-K for the year ended December 26, 2009, filed on February 22, 2010, respectively. Information about McAfee’s directors and executive officers is set forth in its 2010 proxy statement on Schedule 14A filed with the SEC on April 30, 2010 (as revised on May 10, 2010). Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that McAfee intends to file with the SEC.

*            *             *

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FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Aug 19, 2010 / 02:00PM GMT

CORPORATE PARTICIPANTS

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

Kevin Sellers

Intel Corporation - VP-IR

Paul Otellini

Intel Corporation - President & CEO

Renee James

Intel Corporation - SVP & GM Software and Services Group

David DeWalt

McAfee, Inc. - President & CEO

Andy Bryant

Intel Corporation - EVP, Chief Administrative Officer

CONFERENCE CALL PARTICIPANTS

Jim Covello

Goldman Sachs - Analyst

Uche Orji

UBS - Analyst

Stacy Rasgon

Sanford Bernstein - Analyst

John Pitzer

Credit Suisse - Analyst

Ross Seymore

Deutsche Bank - Analyst

John Barton

Cowen and Company - Analyst

Mark Lipacis

Morgan Stanley - Analyst

PRESENTATION

Operator

Good morning, ladies and gentlemen, thank you for standing by. Welcome to today’s conference call to discuss Intel’s acquisition of McAfee. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question-and-answer session. (Operator instructions) I would now like to turn the presentation over to your host for today’s call, Mr. Kevin Sellers, Vice President of Investor Relations. Please proceed, sir.

Kevin Sellers - Intel Corporation - VP-IR

Good morning and welcome, everyone, to our conference call regarding the announcement of Intel’s pending acquisition of McAfee Inc. I’m joined today by Paul Otellini, President and CEO of Intel; Andy Bryant, Executive Vice President and Chief Administration Officer of Intel; Renee James, Senior Vice President and General Manager of the Software and Solutions Group at Intel; and we’re also joined today by Dave DeWalt, President and CEO of McAfee, Inc.

We excuse our CFO, Stacy Smith, who is currently on a well-earned sabbatical for several weeks. Stacy will be back in a few weeks and will resume his place next to Paul at our next earnings conference call, scheduled for October 12, 2010.

Today’s conference call is being delivered via audio conference and webcast. Those joining by webcast will note that there are slides that will be accompanying this conference call. Those dialed into the audio bridge may wish to log into the webcast so you can follow the slides linked to the speaker comments. This conference call is being recorded and will be available for replay on our website in approximately two hours after the conclusion of this call.

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

A few important items before I begin — let me remind everyone that today’s discussion does contain forward-looking statements based on the environment as we currently see it and, as such, does include risks and uncertainties. We assume no obligation to update these forward-looking statements. Please refer to our press release and our most recent 10-Q filings of Intel and McAfee for more information on the specific risk factors that could cause actual results to differ materially.

Our agenda today will proceed as follows. Paul Otellini will provide some strategic overview about this transaction and why Intel has made this investment. He will be followed by Renee James, who will provide some more details about the security business segment and how this acquisition will bring new innovations in security to computing. Then, Dave DeWalt, CEO of McAfee, will have a few comments about McAfee’s perspective on this acquisition. Finally, Andy Bryant will provide a summary of the financial details of this transaction.

With that, let me now hand it over to Paul.

Paul Otellini - Intel Corporation - President & CEO

Thanks, Kevin. I’m pleased to announce today the planned acquisition of McAfee Corporation by Intel. This is an important strategic step that we believe will benefit Intel, our stockholders, our customers and Internet users worldwide.

Before I get into the strategic reasoning behind the acquisition, let me first review the specifics of the deal. It’s a $7.68 billion all-cash transaction. It has unanimous approval by both boards. McAfee will be maintained as a wholly-owned subsidiary of Intel Corporation. We have a commitment by the McAfee management team to stay on for multiple years post-close, and Intel is giving its commitment to the McAfee brand and all McAfee product offerings.

Now let me talk about why this deal is important and makes strategic sense for Intel. Over the past couple of decades, there have been a few critically important inflections in the computing landscape. In the 1990s, as the Internet began to grow, we added capabilities to our platforms so that users could connect to the Internet and with each other in ways that were previously not possible. PC demand exploded as a result. In the last decade the combination of wireless connectivity and energy-efficient performance in computing platforms drove a new wave of growth in mobile computing that continues to accelerate across a wider and wider array of computing devices.

Today I believe that we are entering a new era for computing platforms that has brought strategic implications for our Company and will impact users worldwide. We now live in a world of billions of connected computing devices. Internet traffic is growing at a 40% per year compounded annual growth rate. Most of us are spending more and more of our lives online for productivity, entertainment, social networking or e-commerce related activities.

Growing alongside the increasing Internet usage is the sophistication and frequency of security attacks against individual consumers, enterprises and governments around the world. The number of new security threats identified every month continues to rise, and in the first half of this year alone there were over 10 million new malware variants added to the McAfee threat database.

As a result, we have concluded that security has now become the third pillar of computing, joining energy-efficient performance and Internet conductivity in importance. We believe that the future of computing will rest on improvements in and the integration of these three key pillars. We believe that security will be most effective when enabled in hardware. Joining the assets of McAfee with Intel will accelerate and enhance the combination of hardware and software solutions, improving the overall security of our platforms. Bringing together McAfee and Intel will facilitate innovative breakthroughs in security going forward. The bottom line is this will better protect Internet users and their devices, and that will accelerate growth for Intel and value for our shareholders.

In summary, we are very excited about this transaction, as it allows Intel to innovate across all three key pillars of computing: energy efficient performance, Internet connectivity and now security. As part of Intel’s transformation from a PC company into a computing company, the addition of this capability positions Intel well for the future of computing across a broad range of devices and usages.

With that, let me hand the call over to Renee James, who runs our software and services group, for more details about this acquisition. Renee?

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

Renee James - Intel Corporation - SVP & GM Software and Services Group

Many of you may not be aware that Intel has been collaborating closely with McAfee for over 18 months on ways to improve security. We know, trust and respect each other. They have phenomenally talented employees, and after working alongside each other and recognizing that we share a common vision for improving security, it made good sense that we take this step. The threats and opportunities are simply too large and important to tackle alone, and that’s why we’re here today. The proposed acquisition of McAfee executes against Intel’s software strategy to grow our business by using software to enhance hardware. We’ve done this successfully with over a dozen software acquisitions, including Wind River and Havok, which represents a fundamental belief that the most pressing problems in computing will require both hardware and software solutions.

As Paul said, security is top of mind for consumers, and knowing that your PC, your smart phone or your Internet-connected device is securely connected to the network and to the world can change how useful that device really is. This is especially true in mobile devices, ones that are connected to the cloud that do not have the capacity to hold all of the storage — all of the information in storage and memory, but will always be connected.

The McAfee transaction is a logical next step in security. As you may know, our active management technology and our vPro family of platforms have programmable defense filters that systematically guard against viruses and malicious attacks today. We also recently launched the Intel anti-theft technology, which will disable a computer if it’s lost or stolen. Our teams have been working together to build enhanced security solutions that can better protect consumers and the industry from malicious events. Through this partnership we’ve had an opportunity to learn about McAfee, the possibilities of what a closer partnership between hardware and software could bring and their incredible employees. I’m excited to say that the first fruits of our strategic partnership will be released in the early part of 2011. We look forward to having McAfee join the Intel family. As a subsidiary, McAfee will continue to focus on its current, very profitable business. It will also maintain all of its current product lines and support for multiple architectures and platforms.

And with that I’d like to turn it over to Dave.

David DeWalt - McAfee, Inc. - President & CEO

Okay, thank you, Paul; thank you, Renee. I’m very pleased to be here this morning. For those of you I don’t know personally, I’m the President and CEO of McAfee.

Today is a great day for McAfee’s employees, customers and stockholders. Over the last several years, McAfee has been on a tremendous journey to make the world a safer place. Through our focused strategy and execution, we have effectively emerged as a leading global Internet security provider. McAfee’s products are used by over 200 million users worldwide, and we have an incredibly strong partner ecosystem. Unlike any other security provider, McAfee offers a whole complement of consumer and corporate security products, services and solutions covering endpoint security, network security and cloud security with the most comprehensive global threat intelligence in the industry, with cloud services such as Web, content and application reputation.

By becoming part of the Intel organization, we believe we can continue to create new and innovative security solutions. As Paul and Renee have outlined, with the explosion of new IP-connected devices and continued growth in the threat landscape, our opportunity has expanded dramatically and our strategy is paying off. What I hope you hear is the similarities of the vision we share with Intel. I’m very excited and fully committed to joining the Intel team in continuing to lead the McAfee organization as an independent subsidiary. I want to thank McAfee’s employees, our partners and our customers, and look forward to the next chapter in our relationship with Intel. Looking ahead, I truly believe the future is bright for McAfee.

Kevin Sellers - Intel Corporation - VP-IR

Okay, thanks, Dave. We’ll end the prepared remarks section with a few comments on the transaction itself from Andy.

Andy Bryant - Intel Corporation - EVP, Chief Administrative Officer

Good morning. I will briefly review some of the terms and operational aspects of the transaction.

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

As Paul said, Intel has agreed to purchase all the common shares of McAfee at $48 per share in an all-cash transaction. The purchase price is approximately $7.7 billion. Net of cash, the purchase price is $6.8 billion.

On a GAAP basis we expect the combination to be slightly dilutive to earnings in the first year of operations and approximately flat in the second year. GAAP purchase accounting requires us to take a one-time write-down of deferred revenue when the transaction closes and to amortize acquired intangibles. On a non-GAAP basis, excluding these two adjustments, we expect the combination to be slightly accretive in the first year and to improve beyond that. Longer term, we expect the financial and strategic synergies from this combination to be significant.

The purchase price of $48 per share includes a premium of approximately 50% over the closing price of the stock yesterday and four weeks ago. The premium is within the range of recent large software and securities transactions, and we believe it is a reasonable price for McAfee’s growth and profitability and for the potential additional value McAfee and Intel can bring together.

The multiple of price to earnings, based on analysts’ forecast for 2011, is also in line with recent technology deals. Intel’s and McAfee’s Boards of Directors have unanimously approved this transaction, which we hope may close as early as the end of this year, subject to regulatory approvals, McAfee stockholder approval and other customary closing conditions specified in the agreement.

In summary, the initial impact of this transaction will be to reduce cash on the balance sheet. In the first year or two, we expect the impact of income statement to be largely neutral. Over time we expect the full benefit to owners, customers and consumers to be substantial as Intel and McAfee combine resources to take security to a new level.

Kevin Sellers - Intel Corporation - VP-IR

Thanks, Andy. We’ll now move to Q&A. We’d like to have each participant ask just one question and if you have a follow-up, you can follow up with one, and then we’ll move to the next questioner. So Carrie, you can introduce our first question.

QUESTION AND ANSWER

Operator

(Operator instructions) Jim Covello, Goldman Sachs.

Jim Covello - Goldman Sachs - Analyst

Great, guys, thanks so much for taking the question, congratulations on the announcement of the deal today. I guess maybe if I could ask the first question, how much of the strategic focus of this deal, looking forward, is going to be in the embedded market as opposed to the traditional core PC market on either the consumer or enterprise side?

Renee James - Intel Corporation - SVP & GM Software and Services Group

We think that there’s an explosive growth opportunity in the embedded, and by embedded, we include into that traditional embedded devices as well as new, emerging categories like Internet-connected TVs and other markets that we can serve and reach with Atom. Dave, do you want to add anything to that?

David DeWalt - McAfee, Inc. - President & CEO

Renee, I’d just add on, when you look at the movement from IPv4 to IPv6, which is really now some of the new Internet protocols, we are seeing an explosion of billions of devices on the Internet. Those devices need to be secured, and with the threat landscape, combination with those devices, the embedded market is a very specific and high-opportunity market for us.

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

Jim Covello - Goldman Sachs - Analyst

And is it safe to say that anywhere where Intel sells an Atom, we are going to be targeting additional security functionality, either through software or embedded into the hardware through this acquisition?

Renee James - Intel Corporation - SVP & GM Software and Services Group

I would say, anywhere Intel is selling silicon. One of the things that we are really excited about in this particular acquisition is that security is as applicable in the data center and to the PC client as it is in any embedded device or emerging category of connected device like televisions and other things, automotive, that might be connected to the Internet.

Jim Covello - Goldman Sachs - Analyst

Can I get one more follow-up, Kevin? Is that okay?

Kevin Sellers - Intel Corporation - VP-IR

No. I’ll get the [flame mails]. Let’s go on to the next questioner.

Operator

Uche Orji, UBS.

Uche Orji - UBS - Analyst

Congratulations on the deal, but just one quick question, Paul. I think this is probably something most investors are asking will be, do you really need to own McAfee to achieve more strategic options? Can you just walk me through the rationale between what, say, joint venture [collabs] look like as opposed to actually owning this? I’m still struggling to understand what owning this does beyond just, say, joint venture strategies. So if you can help me understand that, that would be helpful.

Paul Otellini - Intel Corporation - President & CEO

Sure, that’s a good question, Uche. In working with them, the notion of moving beyond just partnering became very, very clear. I think that the products that we are coming out with in 2011, as Renee talked about, are really exciting, and they add a measure of security and goodness to the platforms that we offer today. As we worked on those kinds of projects, we began to understand two things — one, that having a deeper collaboration, where we could look long term and try to look at the combination, the deeply-integrated combination of hardware and software capabilities, would add substantial value to our platforms and differentiation to our platforms, number one.

Number two, it became pretty clear to us that the value of that offering was fairly significant, and it made sense from a financial perspective to have that value accrue to Intel shareholders.

Uche Orji - UBS - Analyst

So in terms of — it seems to me like the software division at Intel is probably now shifting more to become a profit center and a revenue driver with this deal. As you look at what could be the revenue synergy going forward from this, as you combine [the demand] some of the things we see — we’ve heard Renee talk about Atom (inaudible) strategy. But also, is there any more synergy you can get, say, within your corporate relationships with customers, given that 60% of McAfee’s revenues come from corporations? Just help us understand how the revenue synergy can expand a little bit further, given the things you already have right now. Thanks.

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

Paul Otellini - Intel Corporation - President & CEO

You’re asking a question about other potential software areas or are you asking how deep this one goes?

Uche Orji - UBS - Analyst

How deep this one goes and (multiple speakers).

Paul Otellini - Intel Corporation - President & CEO

Yes, I think Renee tried to cover that, but our view is it goes — everywhere we sell a microprocessor, there’s an opportunity for a security software sale to go with it. It’s not just the opportunity to co-sell, it’s the opportunity to deeply integrate these into the architecture of our products.

Operator

Stacy Rasgon, Sanford Bernstein.

Stacy Rasgon - Sanford Bernstein - Analyst

Around the hardware/software integration, can you give me some feeling for what this means in terms of capturing the value on the margins going forward? Is this the case where you actually see this as a capability to either provide upside to margins or support margins? Or, is this something where you are seeing this as an ability, I guess, to support margins going forward, assuming pricing or something else in the competitive environment gets a little bit worse, I guess, as we go forward?

Andy Bryant - Intel Corporation - EVP, Chief Administrative Officer

I’m going to hesitate to forecast margins, as you knew I would. As Paul said a moment ago, we think it’s the differentiator into the product line going forward. So as time passes, what you’ll see is Intel products, the flat platform, enhanced security, better capability — all the things we do, quite frankly, and have been doing for years and years and years, which is making the product offering and platform an improved product.

So yes, I think it will do — it will help protect and enhance and differentiate our product in the future.

Stacy Rasgon - Sanford Bernstein - Analyst

And if I could have one more follow-up, if you are talking about selling these things together, whether it’s price bundles or anything else, given the recent difficulty that you’ve had with the FTC and the DoJ and everything else, are there any regulatory issues that we ought to be watching for as you start to bring more of this co-selling of hardware and security software together?

Paul Otellini - Intel Corporation - President & CEO

Well, of course, this is subject to regulatory approval, as Andy said in his comments or Kevin said, as well. I don’t know that we’re looking at bundling, per se. Right now we are looking at — and by the way, I will say, we intend to continue to work with other security vendors, so this is not a McAfee-only kind of strategy. What we think we can do, though, is by having McAfee in the Intel family, we can have a deeper integration and overall, probably, the best capability that’s possible to offer.

Operator

John Pitzer, Credit Suisse.

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

John Pitzer - Credit Suisse - Analyst

Thanks, congratulations again. Paul, can you help me understand, as you think about hardware/software integration with McAfee, what percentage of the functionality that McAfee offers today do you think you can technically embed in chip? And I guess, as you do that, can you help me understand what advantage you will have for the user of doing that?

Renee James - Intel Corporation - SVP & GM Software and Services Group

I would think of it slightly differently. I would think about that we can continue to have software-only security solutions, and that’s a growing and robust market and that great business that Dave is in today, McAfee is in today. The way to think about this is enhanced security solutions that can be hardened and/or new opportunities to deter threats that we can’t do today alone in software. So we think of it as an enhanced category of products that can only be created by unique hardware innovations in combination with the software products that McAfee sells today.

John Pitzer - Credit Suisse - Analyst

And as my follow-up, Paul, one of the concerns with the entire Atom strategy, at least at inception, was that you would be going into much lower price points in the market than your percent of BOM would be going down over time. I guess, when you think about the importance of antivirus protection, what happens to your percent of BOM in some of these new devices with the acquisition of McAfee here?

Paul Otellini - Intel Corporation - President & CEO

Well, let me address the first part of your question first, which is Atom. Yes, they are lower price points, but this is a much lower cost point. Right? Recall that we designed this product to be able to participate in these markets with very, very good margins. And we are confident that that can be — independent of the strategy, that will happen.

In terms of this adding to the BOM value, I completely agree. I don’t know — we haven’t gone through, obviously, the pricing models for smart TV security yet. But I do think that, given that this is software and that it’s, I think, increasingly necessary software and these kinds of things have an annuity stream associated with it, you should look at this as being a pretty positive deal relative to our low-end offerings.

Operator

Ross Seymore, Deutsche Bank.

Ross Seymore - Deutsche Bank - Analyst

Congrats on the deal as well. Renee, could you go into a little more color, to the extent you’re willing to, on the products that will be the fruits of that JV that are coming out next year? And how should we think about the end markets that those are interesting, Atom versus core CPUs, etc.?

Renee James - Intel Corporation - SVP & GM Software and Services Group

First, I’ll just remind you, it’s an acquisition pending regulatory approval, which we are quite confident we’ll close. We don’t, as you know, comment on future products. But I will say that we think there are lots of opportunities to take advantage of security features that exist in our core products today. So we will look forward to updating you in the first part of next year.

Ross Seymore - Deutsche Bank - Analyst

I guess what I was getting at was, you said you’ve been working with them for about 18 months to date, and I assume that the products that you’re going to announce first are coming from that partnership. So that’s what I was actually getting at is just, give us an idea of if that partnership brought you to the conclusion that you actually needed to own McAfee, you must be excited about those products that are coming out. I was trying to judge where they are first going to be attacking, Atom-based devices, embedded computing, etc.

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

Renee James - Intel Corporation - SVP & GM Software and Services Group

Thanks for the clarification. Yes, the products grew out of the relationship that we had pre-established, and as you correctly concluded, it did give us insight into the possibilities of additional enhanced solutions that we could create. The products that we are contemplating are based on already existing technologies that we covered in the comments earlier for our existing PC products.

Operator

John Barton, Cowen.

John Barton - Cowen and Company - Analyst

In one of the previous questions, Paul, you were asked to handicap your excitement with respect to traditional PC platforms relative to embedded applications. My question is this. Does the architecture change things drastically? Meaning, if we look back at the traditional PC, there was a huge honking disk, huge DRAM arrays, lots of excess processing power that the software security guys could embed themselves in, so to speak.

When we look at embedded applications, where there isn’t that much excess processing power, no big disk, etc., does it change the whole paradigm such that security has to be embedded in something such as an Atom? And how would that potentially change the competitive landscape when you look at things like on technology (inaudible) competitors?

Paul Otellini - Intel Corporation - President & CEO

Let me take the Intel side of that and ask Dave to cover the embedded software side of it. First of all, the premise that these devices are going to be limited in computing power is exactly what we’re working against. Right? Our focus with Atom is to bring sufficient levels of computing power to all of these embedded devices, to be able to do all of the things that you need to do to make them useful, secure, connected, etc., etc. So that is what Atom is all about. Let me have Dave cover the (multiple speakers) of it.

David DeWalt - McAfee, Inc. - President & CEO

I thought it was a good comment and very perspective. What you are seeing, at least in the security industries as well, is a lot more of the functionality is moving to the cloud. And when you think about global threat intelligence, Web reputation for every Internet site having a reputation and a score, content and malware having a reputation, our ability to essentially leverage some of the platforms that Intel has and use that platform is very, very powerful. So again, when you see the opportunity here from numbers of devices moving from really maybe under 1 billion with the PC Windows market to billions and billions with numbers of interconnected devices, this creates an opportunity to leverage those cloud services, leverage that capability and make sure that we have a great opportunity to help benefit consumers and corporations around the world.

Operator

Mark Lipacis, Morgan Stanley.

Mark Lipacis - Morgan Stanley - Analyst

How quickly do you think, after the acquisition, you will be able to pull some of the functionality into the silicon and offer the product, offer your silicon with the extra functionality in the market?

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

Renee James - Intel Corporation - SVP & GM Software and Services Group

We believe we can have products in the market, these enhanced products in the market, in the first part of 2011, as I said. The underlying hardware technology ships in our core products today and will be extended into Atom in the near future. So these are already existing hardware features and functionality that can enhance security software like the products from McAfee, in addition to the cloud services that McAfee offers. So there’s some amount of work that has to be undertaken between the two of us that has been going on, as we said, for the last about 18 months. So we don’t need to come out with brand-new silicon, we have the underlying features available now.

Andy Bryant - Intel Corporation - EVP, Chief Administrative Officer

But a deep collaboration is probably a few years out.

Renee James - Intel Corporation - SVP & GM Software and Services Group

Yes, that’s right. Thank you, Andy.

Andy Bryant - Intel Corporation - EVP, Chief Administrative Officer

So you have to understand, in the beginning what we’ll see is about a breakeven effect for Intel, and then we see the acceleration into our P&L taking place more towards the middle of the decade.

Renee James - Intel Corporation - SVP & GM Software and Services Group

Yes, thank you, Andy.

Mark Lipacis - Morgan Stanley - Analyst

Great. And the follow-up is, is this a first step in a broader plan for adding security functionality, or is this kind of a one big step function and you are done with this? I guess I’m trying to understand, should we expect more acquisitions in the security space for you guys?

Andy Bryant - Intel Corporation - EVP, Chief Administrative Officer

So we don’t comment on potential future acquisitions, but what I would want to tell you is, this isn’t — we don’t view it as our first step. We believe we’ve had a strategy to improve our security offerings for some period of time, and in our minds this acquisition accelerates and improves our probability of success in the marketplace of bringing differentiated platform and product.

Kevin Sellers - Intel Corporation - VP-IR

Carrie, that’s it, you can wrap it up for us.

Operator

Thank you. That does conclude today’s teleconference. You may now disconnect.

FINAL TRANSCRIPT

Aug 19, 2010 / 02:00PM GMT, MFE - McAfee, Inc. to be acquired by Intel Corporation - Webcast

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